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                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders
Vianet Technologies, Inc.


We have audited the accompanying statements of consolidated operations, shareholders' equity, and cash flows of Vianet Technologies, Inc. and Subsidiaries for the year ended December 31, 1999. Those financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on those financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the operations, changes in shareholders' equity, and cash flows of Vianet Technologies, Inc. and Subsidiaries for the year ended December 31, 1999 in conformity with generally accepted accounting principles.



                                                 /s/ EDWARD ISAACS & COMPANY LLP



New York, New York
March 24, 2000